UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 4, 2019
Date of report (date of earliest event reported)

MusclePharm Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53166	77-0664193
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

4400 Vanowen Street
Burbank, CA 91505
(Address of principal executive offices) (Zip Code)

(303) 396-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ]
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Secured Revolving Promissory Note

On October 4, 2019, MusclePharm Corporation (the “Company”) entered into a secured revolving promissory note (the “Revolving Note”) with Ryan Drexler, the Chief Executive Officer, President and Chairman of the Board of Directors of the Company. Under the terms of the Revolving Note, the Company can borrow up to $3,000,000. The Revolving Note bears interest at the rate of 12% per annum.

The use of funds will be solely for the purchase of whey protein to be used in the manufacturing of MusclePharm products.

Both the outstanding principal, if any, and all accrued interest under the Revolving Note are due on March 31, 2020. The Company may prepay the Revolving Note by giving Mr. Drexler one days’ written notice.

The Revolving Note contains customary events of default, including, among others, the failure by the Company to make a payment of principal or interest when due. Following an event of default, Mr. Drexler is entitled to accelerate the entire indebtedness under the Revolving Note. The Revolving Note also contains customary restrictions on the ability of the Company to, among other things, grant liens or incur indebtedness other than certain obligations incurred in the ordinary course of business. The restrictions are also subject to certain additional qualifications and carveouts, as set forth in the Revolving Note. The Revolving Note is subordinated to certain other indebtedness of the Company held by Crossroads Financial Group, LLC, as described under Item 8.01 of the Company’s Current Report on Form 8-K filed on November 8, 2017 and as further described under Item 8.01 below.

Security Agreement

In connection with the Revolving Note, the Company and Mr. Drexler entered into a security agreement dated October 4, 2019 (the “Security Agreement”) pursuant to which the Revolving Note is secured by all of the assets and properties of the Company and its subsidiaries whether tangible or intangible.

A copy of the Revolving Note and the Security Agreement are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Revolving Note and the Security Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Revolving Note and the Security Agreement.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 8.01    Other Events.

Crossroads Letter Agreement

In connection with the Revolving Note, Mr. Drexler entered into a letter agreement with Crossroads Financial Group, LLC (“Crossroads”) and the Company (the “Crossroads Letter Agreement”) acknowledging (i) that the Revolving Note is a secondary obligation under the subordination agreement Mr. Drexler entered into with Crossroads on September 30, 2017 (as amended November 3, 2017, “the “Subordination Agreement”) and (ii) that the Revolving Note and all indebtedness, liabilities arising thereunder are subject to the Subordination Agreement in all respects. A copy of the Crossroads Letter Agreement is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01

(d) Exhibits

Exhibit No.	Description
10.1	Secured Revolving Promissory Note, dated October 4, 2019, between MusclePharm Corporation and Ryan Drexler
10.2	Security Agreement, dated October 4, 2019, between MusclePharm Corporation and Ryan Drexler
99.1	Letter Agreement, dated October 4, 2019, between Crossroads Financial Group, LLC, MusclePharm Corporation and Ryan Drexler

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Date: October 10, 2019	By:	/s/ Alberto Andrade
Name: Alberto AndradeTitle: Chief Operating Officer

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